INTERNAL REVENUE SERVICE                         DEPARTMENT OF THE TREASURY
P.O. BOX 2508
CINCINNATI, OH 45201

DATE:    MARCH 31, 2004                          EMPLOYER IDENTIFICATION NUMBER:
                                                   22-3284250


AMERICAN SAVINGS BANK OF NJ                      DLN:
C/O JOSEPH S. KENDY III                            17007274112023
PENTEGRA SERVICES INC                            Person to Contact:
108 CORPORATE PARK DR                            ANITA WILLIAMS        ID# 95094
WHITE PLAINS, NY 10604                           Contact Telephone Number:
                                                 (877) 829-5500
                                                 Plan Name:
                                                 AMERICAN SAVINGS BANK OF NJ
                                                 SAVINGS AND PROFIT SHARING PLAN
                                                 Plan Number: 003

Dear Applicant:

         We have made a favorable determination on the plan identified above based on the information you have supplied. Please keep this letter, the application forms submitted to request this letter and all correspondence with the Internal Revenue Service regarding your application for a determination letter in your permanent records. You must retain this information to preserve your reliance on this letter.

         Continued qualification of the plan under its present form will depend on its effect in operation. See section 1.401-1(b) (3) of the Income Tax Regulations. We will review the status of the plan in operation periodically.

         The enclosed Publication 794 explains the significance and the scope of this favorable determination letter based on the determination requests selected on your application forms. Publication 794 describes the information that must be retained to have reliance on this favorable determination letter. The publication also provide examples of the effect of a plan's operation on its qualified status and discusses the reporting requirements for qualified plans. Please read Publication 794.

         This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

                                                              Letter 835 (DO/CG)

         This determination letter is applicable for the amendment(s) executed on January 17, 2003 and December 16, 2002.

         This determination letter is also applicable for the amendment(s) dated on September 24, 2003 and March 31, 2003.

         This letter considers the changes in qualification requirements made by the Uruguay Round Agreements Act, Pub. L. 103-465, the Small Business Job Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353, the Taxpayer Relief Act of 1997, Pub. L. 105-34, the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206, and the Community Renewal Tax Relief Act of 2000, Pub.
L. 106-554.

         This letter may not be relied on with respect to whether the plan satisfies the requirements of section 401(a) of the Code, as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001, Pub. L. 107-16.

         The requirement for employee benefits plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997. For more details call 1-800-998-7542 for a free copy of the SPD card.

         The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

         We have sent a copy of this letter to your representative as indicated in the power of attorney.

         If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

         This determination letter acknowledges receipt of the provisions intended to satisfy the requirements of section 401(a) of the Code, as amended by the Economic Growth and Tax Relief Reconciliation Act of 2001, Pub. L. 107-16.

         This determination letter is also applicable for the amendment(s) dated on August 18, 1994 and January 12, 1994.

                                                              Letter 835 (DO/CG)

         The following amendments are covered by this letter: the amendments dated August 16, 1995, October 21, 1996 and July 14, 1997.

         This letter also includes a ruling on the Trust Document signed on February 3, 2003.


                                             Sincerely yours,


                                             /s/ Paul T. Shultz
                                             Paul T. Shultz
                                             Director,
                                             Employee Plans Rulings & Agreements


Enclosures:
Publication 794
Addendum


                                                              Letter 835 (DO/CG)

                                      -3-